Exhibit 10

              Entergy Corporation Consolidated

                                                   6/30/01

Common Stock                                         2,482
Paid In Capital                                  4,661,334
Retained Earnings                                3,445,141
Cum For Currcy Trans                              (100,433)
Less Treasury Stk                                 (724,155)
                                                ----------
Common Equity                                    7,284,369

Preferred-w sink                                    61,185
Preferred-w/o sink                                 334,687
Preference Stock                                         -
QUIPS                                              215,000
                                                ----------
Total Prefered                                     610,872

Long-Term Debt                                   7,305,513
L-T Cap Leases                                     177,737
Current Cap Leases                                 155,803
Current L-T debt                                   828,322
Notes Payable                                      485,519
                                                ----------
Total Debt                                       8,952,894

Total Cap                                       16,848,135

Equity                                               43.2%
Preferred                                             3.6%
Debt                                                 53.1%
                                                    ------
                                                    100.0%